Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-166403) of Alpha and Omega Semiconductor Limited of our report dated September 2, 2010, relating to the consolidated financial statements, which appears in this annual report on Form 20-F.

/s/ PricewaterhouseCoopers LLP

San Jose, California

September 2, 2010